Exhibit 10.1
MASTER SEPARATION AGREEMENT
     THIS MASTER SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of December ___, 2005, between NUCRYST Pharmaceuticals Corp., a corporation incorporated under the laws of Alberta, Canada (the “Company”), and The Westaim Corporation, a corporation incorporated under the laws of Alberta, Canada (“Westaim”).
RECITALS
     A. Westaim is the legal and beneficial owner of all the issued and outstanding common shares of the Company (the “Common Shares”).
     B. The Company intends to effect an initial public offering of the Common Shares (the “Public Offering”) pursuant to a Registration Statement on Form F-1 filed with the United States Securities and Exchange Commission and a preliminary and final prospectus filed with the Canadian Securities Commissions (as defined below).
     C. After the completion of the Public Offering, Westaim will beneficially own approximately ___% (or approximately ___% if the over-allotment option granted to the underwriters in the Public Offering is exercised in full) of the Common Shares.
     D. Westaim and the Company intend in this Agreement to set forth the principal arrangements between them that will govern the Public Offering, the separation of the Company from Westaim and the relationship between them following the date of the closing of the Public Offering (the “Closing Date”).
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the sufficiency of which is acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Action” means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.
     “Affiliate” of any Person means any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.
     “Ancillary Agreements” means the agreements set forth in Section 2.1.
     “Arbitrator” has the meaning specified in Section 8.3.

     “Canadian Prospectus” means the final prospectus, as amended and supplemented from time to time, filed with the provincial securities commissions in Canada, other than the province of Quebec, relating to the Public Offering.
     “Canadian Securities Commissions” means the securities commissions or similar regulatory body in each of the provinces of Canada, other than the province of Quebec.
     “Closing Date” has the meaning specified in the recitals of this Agreement.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Shares” has the meaning specified in the recitals of this Agreement.
     “Company” has the meaning specified in the preamble to this Agreement.
     “Company Group” means the Company and each Post-Closing Subsidiary of the Company.
     “Company Indemnified Parties” has the meaning specified in Section 7.1.
     “Company Intellectual Property” means the Intellectual Property owned immediately prior to the Closing Date by any member of the Company Group.
     “Confidential Information” has the meaning specified in Section 6.3.
     “Dispute” has the meaning specified in Section 8.3.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any self-regulatory organization having jurisdiction over the parties hereto or any of the parties to any of the Ancillary Agreements, or any United States, Canadian or other federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, legislative body, agency or commission or any court, tribunal or judicial or arbitral body.
     “Indemnified Party” has the meaning specified in Section 7.2.
     “Indemnifying Party” has the meaning specified in Section 7.2.
     “Information” has the meaning specified in Section 6.1.
     “Insurance Proceeds” means those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustments, retrospectively rated premium adjustments, deductibles, retentions or costs paid by such insured.
     “Intellectual Property” means all United States and foreign intellectual and industrial property, including patent applications, patents and any reissues or reexaminations thereof, trademarks, service marks, trademark/service mark registrations and applications, brand names, trade names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, mask works, copyrights (including copyrights in computer programs, software, computer code, documentation, programming tools, drawings, specifications and data), moral rights of authorship, rights in designs, trade secrets, technology, inventions, discoveries, improvements, know-how, proprietary rights, formulae, processes, methods, technical information, confidential and proprietary information, and all other intellectual and industrial property rights, whether or not subject to statutory registration or protection.
     “Liabilities” means any and all debts, liabilities and obligations, payments, costs and expenses, whether accrued or unaccrued, absolute or contingent, matured or unmatured, disclosed or undisclosed, known or unknown, liquidated or unliquidated or determined or determinable, including, without limitation, those arising under any law or regulation (excluding any tax law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.
     “Licensed Software” means the software licenses set forth in Schedule 1.1.
     “Losses” means any and all losses, liabilities, claims, damages, obligations, payments, interest, penalties, fines, costs and expenses, matured or unmatured, absolute or contingent, disclosed or undisclosed, determined or determinable, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any Action, threatened Action, demand, assessment, judgment, settlement and compromise relating thereto and attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against, or settling any such Action or threatened Action).
     “Misstatement” has the meaning specified in Section 7.1.
     “Person” includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, a body corporate, an unincorporated organization, a group and a government or other department or agency thereof.
     “Post-Closing Subsidiaries” with respect to either Westaim or the Company means collectively all of the Persons that will, immediately following the Closing Date, be Subsidiaries of such entity; provided, however, that no member of the Company Group shall be deemed to be a Post-Closing Subsidiary of Westaim.
     “Public Offering” has the meaning specified in the recitals of this Agreement.
     “Registration Rights Agreement” has the meaning specified in Section 2.1.
     “Registration Statement” means the Registration Statement on Form F-1, as amended and supplemented from time to time, filed with the Commission under the Securities Act relating to the Public Offering.
     “Representatives” has the meaning specified in Section 6.1.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Services Agreement” has the meaning specified in Section 2.1.
     “Subsidiary” means, as to any Person, (i) any corporation, partnership or other entity of which at the time of determination more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.
     “Underwriting Agreement” has the meaning specified in Section 3.1.
     “Voting Stock” means stock or shares, as applicable, of any class or classes or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or persons with similar functions of the entity in question; provided that, for the purposes of this definition, stock or shares, as applicable, which carry only the right to vote conditionally on the happening of an event will not be considered Voting Stock, whether or not that event has happened.
     “Westaim” has the meaning specified in the preamble to this Agreement.
     “Westaim Group” means Westaim and each Post-Closing Subsidiary of Westaim.
     “Westaim Indemnified Party” has the meaning specified in Section 7.1.
     Section 1.2 Other Definitional Provisions. The words “hereof,” “hereto,” “herein,” “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to any Article, Section or Schedule are references to Articles, Sections or Schedules in or to this Agreement unless otherwise specified.
ARTICLE II
DOCUMENTS AND ITEMS TO BE DELIVERED ON THE CLOSING DATE
     Section 2.1 Documents to be Delivered by Westaim. On or prior to the Closing Date, Westaim shall deliver, or cause to be delivered, to the Company all of the following items and agreements (collectively, the “Ancillary Agreements”):
     (a) A duly executed Services Agreement, substantially in the form attached to the Registration Statement as Exhibit 10.2 (the “Services Agreement”);
     (b) A duly executed Registration Rights Agreement, substantially in the form attached to the Registration Statement as Exhibit 10.3 (the “Registration Rights Agreement”);
     (c) The resignation of G.A. Fitch as a director of the Company and a mutual release executed by the Company and G.A. Fitch in exchange for the resignation of G. A. Fitch as a director of the Company, in a form reasonably satisfactory to Westaim and the Company; and
     (d) Such other agreements, documents or instruments as the parties may mutually agree are necessary or desirable in order to achieve the purposes hereof.

     Section 2.2 Documents to be Delivered by the Company. On or prior to the Closing Date, the Company shall deliver to Westaim a duly executed counterpart of each Ancillary Agreement to which the Company is a party.
ARTICLE III
THE PUBLIC OFFERING AND ACTIONS PENDING THE PUBLIC OFFERING
     Section 3.1 Transactions Prior to the Public Offering. Subject to the conditions specified in Section 3.3, the Company and Westaim shall use commercially reasonable efforts to consummate the Public Offering. Such efforts shall include, but not necessarily be limited to, those specified in this Section 3.1 (to the extent not previously accomplished):
     (a) The Company and Westaim shall cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Common Shares under the Securities Exchange Act of 1934, as amended.
     (b) The Company and Westaim shall cooperate in preparing, filing with the provincial securities commissions in Canada, other than the province of Quebec, a preliminary and final prospectus qualifying the Common Shares.
     (c) The Company and Westaim shall enter into an underwriting agreement with each of the underwriters named in the Registration Statement and the Prospectus, each such agreement to be in form and substance reasonably satisfactory to the Company and Westaim (collectively, the “Underwriting Agreement”), and shall comply with their obligations thereunder.
     (d) The Company and Westaim shall consult with each other and the underwriters regarding the timing, pricing and other matters with respect to the Public Offering, it being understood that decisions on such matters may be dictated by Westaim in its sole discretion.
     (e) The Company shall take such action as may be necessary or appropriate under state securities and blue sky laws of the United States and provincial securities laws of Canada (and any comparable laws under any foreign jurisdiction) in connection with the Public Offering.
     (f) The Company shall prepare, file and seek to make effective an application for listing of the Common Shares on the Nasdaq National Market, subject to official notice of issuance, and the Toronto Stock Exchange.
     Section 3.2 Cooperation. The Company shall, at Westaim’s direction, promptly take any and all actions necessary or desirable to consummate the Public Offering as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement. Notwithstanding anything to the contrary contained herein, as between the Company and Westaim, Westaim may in its sole discretion terminate, abandon or amend any aspect of the Public Offering and the other transactions contemplated hereby, and the Company shall take all actions directed by Westaim in that regard.
     Section 3.3 Conditions Precedent to the Consummation of the Public Offering. The parties hereto shall use their commercially reasonable efforts to satisfy the conditions listed below for the consummation of the Public Offering as soon as practicable. The obligations of the parties to use their commercially reasonable efforts to consummate the Public Offering shall be conditioned on the satisfaction or waiver by the Company and Westaim of the following conditions:
     (a) the Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop order in effect with respect thereto;
     (b) the Company shall have filed the Prospectus and received a final receipt for the Prospectus pursuant to the provisions of National Policy 43-201 — Mutual Reliance Review System for Prospectuses;
     (c) the actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions, including, without limitation, those of Alberta, Canada) described in Section 3.1(d) shall have been taken and, where applicable, have become effective or been accepted;
     (d) the Common Shares shall have been accepted for listing on the Nasdaq National Market on official notice of issuance and conditionally accepted for listing on the Toronto Stock Exchange subject to the Company fulfilling all of the final listing requirements of the Toronto Stock Exchange;
     (e) the Company, Westaim and the underwriters shall have entered into the Underwriting Agreement and all conditions to the obligations of the parties thereunder shall have been satisfied or waived in accordance with the terms thereof;
     (f) any approvals from governmental authorities necessary to consummate the Public Offering shall have been obtained and be in full force and effect;
     (g) no Governmental Order or other legal restraint or prohibition shall be in place preventing the consummation of the Public Offering;
     (h) such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Public Offering in order to assure the successful completion of the Public Offering shall have been taken; and
     (i) this Agreement and all Ancillary Agreements shall have been executed and delivered and shall not have been terminated.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Section 4.1 Each party hereto represents and warrants to the other party, as of the date of this Agreement and as of the Closing Date, as follows:
     (a) Organization, Authority and Qualification. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or the laws under which it currently exists, and in good standing in all jurisdictions in which the failure to qualify or be in good standing could materially adversely affect the consummation or the validity of the transactions provided for in this Agreement or any of the Ancillary Agreements to which it is a party. It has full corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and will have taken all corporate action necessary to execute and deliver the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and each of the Ancillary Agreements to which it is a party will be, duly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by all other parties to such agreement, each of this Agreement and such Ancillary Agreements constitutes or will constitute, as the case may be, its valid and legally binding obligation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and, with respect to provisions providing for the indemnification for liabilities under securities laws, public policy considerations.
     (b) No Conflicts. The authorization, execution, delivery and performance by it of this Agreement and the Ancillary Agreements to which it is a party do not and will not: (i) violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws (or similar organizational documents); (ii) conflict with or violate in any material respect any law or Governmental Order applicable to it or any of its assets, properties or businesses; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrances on any of its assets, properties or businesses pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its assets, properties or businesses is bound or affected.
     Section 4.2 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement and the Ancillary Agreements, neither party hereto nor any other Person makes any express or implied representation or warranty on behalf of or with respect to such party, and each party hereto hereby disclaims any representation or warranty not contained herein or therein.
ARTICLE V
INTELLECTUAL PROPERTY
     Section 5.1 Assignment. Westaim hereby assigns to the Company all of its right, title and interest in and to the Company Intellectual Property, the goodwill of Westaim arising from any trademarks or service marks assigned hereunder and all rights of action accrued or to accrue under or by virtue of any of the Company Intellectual Property, including the right to sue and recover for past infringement or misappropriation.
     Section 5.2 License Grant. Westaim hereby grants each member of the Company Group a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license, without the right to sublicense, to install and use the Licensed Software solely for such member’s own internal business use.

     Section 5.3 Cooperation and Further Undertakings. Westaim agrees that it and its Post-Closing Subsidiaries shall execute and deliver further instruments of conveyance, transfer and assignment as requested by the Company, its successors or assigns; reasonably cooperate and assist in providing information for making and completing regulatory and other filings; and take any and all other actions as the Company, its successors or assigns may reasonably require to effectively assign, convey and transfer the Company Intellectual Property and any associated goodwill, and all rights therein, to the Company, its successors or assigns.
ARTICLE VI
ADDITIONAL COVENANTS AND OTHER MATTERS
     Section 6.1 Access to Information. From and after the Closing Date, Westaim shall afford to the Company and the Company’s Post-Closing Subsidiaries and their respective authorized accountants, counsel and other designated representatives (collectively, “Representatives”) reasonable, and reasonably prompt, access (including using commercially reasonable efforts to give access to Persons possessing information) during normal business hours to all data and information that is specifically described in writing (collectively, “Information”) within the possession of Westaim or any Post-Closing Subsidiary of Westaim relating to the Company or any Post-Closing Subsidiary of the Company, insofar as such Information is reasonably required by the Company or such Post-Closing Subsidiary of the Company, including in connection with its preparation of regulatory reports and filings. Similarly, from and after the Closing Date, the Company shall afford to Westaim, any Post-Closing Subsidiary of Westaim and their respective Representatives reasonable, and reasonably prompt, access (including using commercially reasonable efforts to give access to Persons possessing information) during normal business hours to Information within the possession of the Company or any Post-Closing Subsidiary of the Company relating to Westaim or any Post-Closing Subsidiary of Westaim, insofar as such Information is reasonably required by Westaim or such Post-Closing Subsidiary of Westaim, including in connection with its preparation of regulatory reports and filings. Information may be requested under this Article VI for, without limitation, audit, accounting, claims, litigation (other than any claims or litigation between the parties hereto or their Subsidiaries) and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.
     Section 6.2 Retention of Records. Each of Westaim and the Company and their respective Post-Closing Subsidiaries shall retain, and shall cause their respective Post-Closing Subsidiaries to retain, following the Closing Date, for a period consistent with the longer of their respective document retention policies in effect at such time or for such longer period as may be required by applicable law or regulations, respectively, all significant information relating to the business of the other and the other’s Subsidiaries or the obligations of the other or the other’s Subsidiaries, and shall notify the other party hereto prior to disposing of such information and provide such other party with an opportunity to obtain such information, at its own expense, prior to such disposal.

     Section 6.3 Confidential Information.
     (a) Westaim and the Company shall hold, and shall cause each of their respective Post-Closing Subsidiaries and officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined below) concerning the other party; provided, that the parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective Affiliates, auditors, lawyers, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, Westaim or the Company, as the case may be, will be responsible or (ii) if the parties or any of their respective Affiliates are compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of independent legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, Westaim or the Company, as the case may be, shall promptly notify the other party in writing of the existence of such request or demand and shall provide the other party a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained and a party is compelled to disclose Confidential Information, such party may disclose such Confidential Information without liability hereunder.
     (b) “Confidential Information” shall mean all proprietary, technical or operational information, data or material of one party which, prior to or following the Closing Date, has been disclosed by Westaim or members of the Westaim Group, on the one hand, or the Company or members of the Company Group, on the other hand, in written, oral (including by recording), electronic or visual form to, or otherwise has come into the possession of, the other party, including pursuant to the access provisions of Section 6.1 hereof or any other provision of this Agreement or any Ancillary Agreement, except to the extent that such information can be shown to have been (i) in the public domain through no fault of the receiving party (or, in the case of Westaim, any other member of the Westaim Group or, in the case of the Company, any other member of the Company Group), (ii) later lawfully acquired from other sources by the party (or, in the case of Westaim, such member of the Westaim Group or, in the case of the Company, such member of the Company Group) to which it was furnished; provided, however, that such other sources did not provide such information in breach of any confidentiality obligations or (iii) expressly authorized for release in writing by the party entitled to confidentiality in respect thereof.
     (c) Each party agrees that money damages would not be a sufficient remedy for any breach of this Section 6.3 and that, in addition to all other remedies, each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
     Section 6.4 Further Assurances; No Agency; Specific Performance. If at any time after the Closing Date any further action is reasonably necessary or advisable to carry out the purposes of this Agreement or any Ancillary Agreement, the proper officers of each party to this Agreement shall take all such action or cause the applicable Post-Closing Subsidiaries to take all such action. Each of Westaim and its Post-Closing Subsidiaries and the Company and its Post-Closing Subsidiaries shall use their commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings. Under no circumstances does this Agreement or any of the Ancillary Agreements create an agency relationship between Westaim and the Company, except to the extent specified in any such Ancillary Agreement. The parties each agree and acknowledge that remedies at law for any breach of their obligations under this Section 6.4 are inadequate and that in addition thereto each party, as applicable, shall be entitled to equitable relief, including injunction and specific performance, in the event of any such breach.
ARTICLE VII
INDEMNIFICATION
     Section 7.1 General Cross Indemnification.
     (a) Except as otherwise specifically set forth in any provision of this Agreement, or of any Ancillary Agreement, Westaim shall indemnify, defend and hold harmless each member of the Company Group and their respective officers, directors, employees, representatives and agents (each, a “Company Indemnified Party”) from and against any and all Losses of such Company Indemnified Party arising out of, by reason of or otherwise in connection with any breach by any member of the Westaim Group of any of their representations or warranties in, or any covenant, commitment, obligation, agreement or undertaking to be performed or complied with by any of them under, this Agreement or any Ancillary Agreement.
     (b) Except as otherwise specifically set forth in any provision of this Agreement or any Ancillary Agreement, the Company shall indemnify, defend and hold harmless each member of the Westaim Group and their respective officers, directors, employees, representatives and agents (each, a “Westaim Indemnified Party”) from and against any and all Losses of such Westaim Indemnified Party arising out of, by reason of or otherwise in connection with:
     (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, any preliminary prospectus or final prospectus that forms a part thereof or any amendments or supplements thereto or any Canadian Prospectus or any amendments or supplements thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (a “Misstatement”); provided, that Losses under this clause shall be limited to third-party claims by purchasers of the Common Shares in the Public Offering or thereafter (including, without limitation, the underwriters of the Public Offering); or
     (ii) any breach by any member of the Company Group of any of their representations or warranties in, or any covenant, commitment, obligation, agreement or undertaking to be performed or complied with by any of them under, this Agreement or any Ancillary Agreement.

     (c) The indemnity obligations contained in this Section 7.1 are applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.
     Section 7.2 Indemnification Procedures. If any Action is brought in respect of which indemnity may be sought pursuant to this Agreement, the Person seeking indemnification (the “Indemnified Party”) shall promptly notify the Person against whom indemnification is sought (the “Indemnifying Party”) in writing of the institution of such Action (but the failure so to notify will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party under this Article VII to the extent the Indemnifying Party is not materially prejudiced as a result thereof, and in no event shall it relieve the Indemnifying Party from any liability it may have otherwise than pursuant to this Article VII), and the Indemnifying Party shall assume the defense of such Action, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time or (iii) such Indemnified Party shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party and may present a conflict for counsel representing the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) for the Indemnified Parties in any one Action or series of related Actions in the same jurisdiction representing the Indemnified Parties). Anything in this Section 7.2 to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement effected without its written consent unless the Indemnifying Party shall have failed to assume the defense of such Action or reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 7.2 within 30 days after receipt by the Indemnifying Party of the request therefor. An Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in any Action in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Parties from all liability arising out of the Action.
     Section 7.3 Limitations on Indemnification Obligations. The amount which an Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to Section 7.1 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or any other amounts actually recovered by or on behalf of such Indemnified Party, in reduction of the related Loss. If an Indemnified Party has received the payment required by this Agreement from an Indemnifying Party in respect of any Loss and has subsequently actually received Insurance Proceeds or other amounts in respect of such Loss, then such Indemnified Party shall promptly pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a “windfall” (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Notwithstanding any other provisions of this Article VII or this Agreement, no party who has engaged in any fraud, fraudulent misrepresentation, willful default or gross negligence shall be entitled, to the extent that the Losses were caused by such activity, to claim indemnification or contribution as provided for pursuant to Section 7.5 hereof, from any person who has not engaged in such fraud, fraudulent misrepresentation, willful default or gross negligence.
     Section 7.4 Remedies Cumulative. The remedies provided in this Article VII shall be cumulative and shall not preclude assertion by an Indemnified Party of any other rights at law or in equity or the seeking of any and all other remedies against any Indemnifying Party.
     Section 7.5 Contribution. If any indemnification provided for in this Article VII is unavailable to an Indemnified Party in respect of any Loss arising out of or related to information contained in the Registration Statement as provided in Section 7.1(b)(i), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss, in such proportion as is appropriate to reflect the relative benefits of the Public Offering to the Company and each other member of the Company Group, on the one hand, and Westaim and each other member of the Westaim Group, on the other hand.
     Section 7.6 Mutual Release. Effective as of the Closing Date, and except as otherwise specifically set forth in this Agreement or any Ancillary Agreement, Westaim, on behalf of itself and the other members of the Westaim Group, and the Company, on behalf of itself and the other members of the Company Group, hereby releases and forever discharges each Company Indemnified Party (in the case of the release by Westaim) or Westaim Indemnified Party (in the case of the release by the Company), as the case may be, in their respective capacities as such, of and from all debts, demands, Actions, accounts, covenants, contracts, agreements, damages and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had or ever will have, which arise out of or relate to events, circumstances or actions taken by such other party occurring or failing to occur or any conditions existing on or prior to the Closing Date; provided, however, that the foregoing general release shall not apply to any Liabilities or other obligations (including Liabilities with respect to payment, reimbursement, indemnification or contribution) under this Agreement or any Ancillary Agreement or assumed, transferred, assigned, allocated or arising under this Agreement or any Ancillary Agreement (including any Liability that the parties may have with respect to payment, performance, reimbursement, indemnification or contribution pursuant to this Agreement or any Ancillary Agreement for claims brought against the parties by third parties) and the foregoing release will not affect any party’s right to enforce this Agreement or any Ancillary Agreement in accordance with their respective terms.
     Section 7.7 Survival of Indemnities. The obligations of the Company and Westaim under this Article VII shall survive indefinitely.

     Section 7.8 Other Indemnification Provisions. Claims for indemnification under any Ancillary Agreement shall be subject to the procedures set forth in this Article VII unless otherwise specified in the Ancillary Agreement.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1 Termination. Notwithstanding any provision of this Agreement or any Ancillary Agreement to the contrary, this Agreement may be terminated and the Public Offering and other transactions contemplated hereby may be abandoned at any time prior to the Public Offering (subject to the terms of the Underwriting Agreement) by and in the sole discretion of Westaim. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination.
     Section 8.2 Survival. All representations, covenants and agreements contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation, covenant or agreement, and shall survive the execution of this Agreement.
     Section 8.3 Governing Law; Dispute Resolution.
     (a) Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with and governed by the laws of the Province of Alberta, Canada, and the federal laws of Canada applicable in Alberta, and the parties agree that the courts of the Province of Alberta, Canada, shall have jurisdiction for purposes of enforcement of their agreement to submit Disputes (as defined below) to arbitration and of any award of the Arbitrators (as defined below). The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Alberta, Canada, but any judgment, order or ruling of any competent court or other authority may be enforced in any other jurisdiction.
     (b) Dispute Resolution.
     (i) Mandatory Arbitration. The parties hereto shall promptly submit any dispute, claim or controversy arising out of or relating to this Agreement, the Ancillary Agreements (unless they specifically provide otherwise) and the transactions contemplated hereunder, including effect, validity, breach, interpretation, performance or enforcement (collectively, a “Dispute”) to binding arbitration before a panel of three arbitrators (each, an “Arbitrator,” and collectively, the “Arbitrators”). In any arbitration, Westaim shall name one Arbitrator and the Company shall name one Arbitrator, and the two Arbitrators so chosen shall select a third Arbitrator. The majority decision of the three Arbitrators shall be binding upon the parties to the Dispute. If either party fails to appoint an Arbitrator, or if the two Arbitrators appointed by the parties fail to agree upon or to appoint a third Arbitrator, in either case within five days from the receipt of written notice from the other party to do so, then the matter shall be determined pursuant to the provisions of the Arbitration Act (Alberta), as amended from time to time. Any decision or award of the Arbitrators shall be enforceable in any court of competent jurisdiction. Other than as set out herein, the arbitration shall be governed by the provisions of the

Arbitration Act (Alberta), as amended from time to time. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute.
     (ii) Costs. The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in paragraph (iii) below, as applicable (including, without limitation, fees, disbursements and costs on a solicitor and own client full indemnity basis), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrators’ decision, unless the Arbitrators shall otherwise allocate such costs in such decision.
     (iii) Injunctive Relief. Nothing herein prevents the parties hereto from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision hereof pending the hearing before and determination of the Arbitrators. The parties hereby agree that they shall continue to perform, or cause their Post-Closing Subsidiaries to perform, any and all obligations under this Agreement and the Ancillary Agreements, including, without limitation, the Services Agreement, pending the hearing before and determination of the Arbitrators, it being agreed and understood that the failure to so perform will cause irreparable harm to each party and its Affiliates and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.
     (iv) Discovery. The parties shall be entitled to reasonable discovery, including a production of non-privileged documents and answers to a reasonable number of interrogatories. Depositions may be ordered by the Arbitrators upon a showing of need.
     Section 8.4 Notices. Any notices required or permitted to be sent hereunder and under the Ancillary Agreements shall be delivered personally, or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon receipt, if delivered personally, or mailed, or one business day after delivery to the courier, if delivered by overnight courier service:
     If to the Company:
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880 U.S.A.
Attention: President
     If to Westaim:
The Westaim Corporation
Sun Life Plaza 1, West Tower, 10th Floor
144 — 4 Ave SW
Calgary, AB T2P 3N4 Canada
Attention: Chief Financial Officer

     Section 8.5 Amendment and Modification. The parties may by written agreement, subject to any regulatory approval as may be required, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the documents delivered pursuant to this Agreement and (iii) waive compliance with or modify, amend or supplement any of the agreements contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto. This Agreement may not be amended or modified except by an instrument in writing duly signed on behalf of the parties hereto.
     Section 8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     Section 8.7 No Third Party Beneficiaries. Except for Section 8.16 and the provisions of Article VII, this Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
     Section 8.8 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
     Section 8.9 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.
     Section 8.10 Waiver. No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.
     Section 8.11 Expenses. Except as otherwise specified in this Agreement or the Ancillary Agreements, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Public Offering shall have occurred.
     Section 8.12 Public Announcement. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement.
     Section 8.13 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Westaim and the Company with respect to the subject matter hereof and thereof.

     Section 8.14 Assignment of this Agreement. No party may assign this Agreement by operation of law or otherwise without the express written consent of the other party; provided, however, this Agreement may be assigned by operation of law or otherwise without the express written consent of the other party hereto by Westaim or the Company to their respective Post-Closing Subsidiaries so long as such assignment does not relieve the assigning party of liability hereunder.
     Section 8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     Section 8.16 Limit on Recovery from Company Directors and Officers. In any legal action commenced by Westaim against the Company, any of its Post-Closing Subsidiaries or the officers and directors of the Company or such Post-Closing Subsidiaries, Westaim will not recover from any officer or director of the Company or its Post-Closing Subsidiaries any amount that is in excess of the amount the Company or such Post-Closing Subsidiaries are able to indemnify such officer or director, other than in the circumstance where such indemnification of such officer or director by the Company or such Post-Closing Subsidiaries is restricted due to such officer or director having engaged in fraud, intentional misconduct or criminal acts. Westaim and the Company agree that the officers and directors of the Company and its Post-Closing Subsidiaries are third party beneficiaries of the agreement set forth in this Section 8.16.
[Intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

NUCRYST PHARMACEUTICALS CORP.

By:

Name:	Scott H. Gillis
Title:	President and Chief Executive Officer

THE WESTAIM CORPORATION

By:

Name:	G.A. Fitch
Title:	Senior Vice President and Chief Financial Officer

Schedule 1.1
Licensed Software
The Licensed Software consists of the following software licenses:
(1)	Microsoft SQL Server Client Access License up to and including the SQL 2000 Server CAL, 125 user licenses.

(2)	The Company does not use BAAN for current operations, and therefore does not maintain a current BAAN license, but is authorized to access historical BAAN data dating prior to January 1, 2005 from a stand-alone computer.

(3)	The following business decisions software licenses:

(Seagate Crystal Reports)
Developer License - 1
Registered to: — NUCRYST Pharmaceuticals Corp. (Shelley Bablitz)
CD Installation Key: — A5S5201C00002X0005U
Registration Number — 6636075847
Professional Licenses — 10 Crystal 8 Full Installation
Registered to: — The Westaim Corporation
CD Installation Code — 5M90008C68W481000000000
Professional Licenses — Crystal 8.5 Upgrade Set up
Registered to: — The Westaim Corporation
CD Installation Code — A5A52-0910008-82800UE

(4)	The business following engineering software licenses:

Customer	WESTAIM CORPORATION
Site	NUCRYST PHARMACEUTICALS CORPORATION
10102-114th STREET
Fort Saskatchewan, AB T8L 3W4
780 9925111

Contact	Tom Boblin
Email	tboblin@westaim.com

Customer Number	100120
Install Site No	2185732

Summary Table

PTC Host ID 00-01-02-43-B9-76
FeatureName	Qty	Product	Release	Type	Expiration	Contract
PROE_1230607	1	Pro/ENGINEER Foundation	2001	Pre Flt Lic	perm	2A87112
PROE_608531	1	Pro/ENGINEER License — Process Modeler P	2001	Pre Flt Lic	perm	2A87112
PROE_705518	1	Pro/ENGINEER Foundation	2001	Flt Lic	perm	2A87112
FLYTHRU_608529	1	Pro/FLY-THROUGH	21.0	Flt Lic	perm	2A87112
FLYTHRU_710659	1	Pro/FLY-THROUGH	21.0	Flt Lic	perm	2A87112
FLYTHRU_712601	1	Pro/FLY-THROUGH	21.0	Flt Lic	perm	2A87112
MECSTRUCENG_608532	1	Pro/MECHANICA License — Pro/MECHANICA 2-	2000i2	Flt Lic	perm	2A87112
MECSTRUCUI_608532	1	Pro/MECHANICA License — Pro/MECHANICA 2-	2000i2	Flt Lic	perm	2A87112
MECTHERMENG_608532	1	Pro/MECHANICA THERMAL	2000i2	Flt Lic	perm	2A87112
MECTHERMUI_608532	1	Pro/MECHANICA THERMAL	2000i2	Flt Lic	perm	2A87112
MODELVIEW_705520	1	Pro/Model.View	2.0	Flt Lic	perm	2A87112
START: License File for HOST ID 00-01-02-43-B9-76
SERVER ___HOSTNAME___PTC_HOSTID=00-01-02-43-B9-76 7788
DAEMON ptc_d ___PTCD_PATH___
#################### FLOATING License ####################
Serviceable = Pro/ENGINEER Foundation
Feature Name = PROE_1230607
Feature Version = 23.0
Number of Copies = 1
Expiration Date = permanent
Optional Modules = Pro/INTERFACE for CATIA
Optional Modules = Pro/FEATURE
Optional Modules = Pro/DETAIL
Optional Modules = Pro/INTERFACE
Optional Modules = Pro/PLOT
Optional Modules = Pro/LIBRARYACCESS
Optional Modules = Pro/ECAD
Optional Modules = Pro/REPORT
Optional Modules = Pro/CDT
Optional Modules = Pro/DATA for PDGS
Optional Modules = Pro/LEGACY
Optional Modules = Pro/INTERFACE for STEP
Optional Modules = Pro/WELDING

Optional Modules = Pro/PHOTORENDER
Optional Modules = Pro/WEB PUBLISH (> OR = 18.0)
Optional Modules = Pro/SHEETMETAL-DESIGN
Optional Modules = Pro/INTERFACE for CADDS 5
Optional Modules = 4DNavigator License
INCREMENT PROE_1230607 ptc_d 23.0 permanent 1 \
          50B0E020B2822D0CD0E8 VENDOR_STRING=“VSVER=2.0 \
          LO=(3,7,10,17,34,40,45,51,55,62,66,69,71,73,106,115,126,133)” \
          SUPERSEDE vendor_info=“VIVER=1.0 EXTERNAL_NAME=” \
          ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/ENGINEER License — Process Modeler Package (Formerly ADP III)
Feature Name = PROE_608531
Feature Version = 23.0
Number of Copies = 1
Expiration Date = permanent
Optional Modules = Pro/NOTEBOOK
Optional Modules = Pro/INTERFACE for CATIA
Optional Modules = Pro/ASSEMBLY
Optional Modules = Pro/FEATURE
Optional Modules = Pro/DETAIL
Optional Modules = Pro/INTERFACE
Optional Modules = Pro/SURFACE
Optional Modules = Pro/PLOT
Optional Modules = Pro/REPORT
Optional Modules = Pro/CDT
Optional Modules = Pro/DATA for PDGS
Optional Modules = Pro/LEGACY
Optional Modules = Pro/INTERFACE for STEP
Optional Modules = Pro/PHOTORENDER
Optional Modules = Pro/WEB PUBLISH (> OR = 18.0)
Optional Modules = Pro/INTERFACE for CADDS 5
Optional Modules = 4DNavigator License
INCREMENT PROE_608531 ptc_d 23.0 permanent 1 \
          30F0A0808A45A4D94863 VENDOR_STRING=“VSVER=2.0 \
          LO=(0,3,6,7,10,17,32,34,51,55,62,66,69,73,106,126,133)” \
          SUPERSEDE vendor_info=“VIVER=1.0 EXTERNAL_NAME=” \
          ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/ENGINEER Advanced Design Extension
Serviceable = Pro/ENGINEER Foundation
Feature Name = PROE_705518
Feature Version = 23.0
Number of Copies = 1

Expiration Date = permanent
Optional Modules = Pro/NOTEBOOK
Optional Modules = Pro/INTERFACE for CATIA
Optional Modules = Pro/ASSEMBLY
Optional Modules = Pro/FEATURE
Optional Modules = Pro/DETAIL
Optional Modules = Pro/INTERFACE
Optional Modules = Pro/SURFACE
Optional Modules = Pro/PLOT
Optional Modules = Pro/LIBRARYACCESS
Optional Modules = Pro/ECAD
Optional Modules = Pro/REPORT
Optional Modules = Pro/COMPOSITE
Optional Modules = Pro/CDT
Optional Modules = Pro/DATA for PDGS
Optional Modules = Pro/SCAN-TOOLS
Optional Modules = Pro/LEGACY
Optional Modules = Pro/INTERFACE for STEP
Optional Modules = Pro/WELDING
Optional Modules = Pro/PHOTORENDER
Optional Modules = Pro/PROCESS for ASSEMBLIES
Optional Modules = Pro/WEB PUBLISH (> OR = 18.0)
Optional Modules = Pro/Web.Link
Optional Modules = Pro/SHEETMETAL-DESIGN
Optional Modules = Pro/INTERFACE for CADDS 5
Optional Modules = 4DNavigator License
INCREMENT PROE_705518 ptc_d 23.0 permanent 1 \
          40D00000805EEAC97898 VENDOR_STRING=“VSVER=2.0 \
          LO=(0,3,6,7,10,17,32,34,40,45,51,52,55,62,63,66,69,71,73,97,106,108,115,126,133)” \
          SUPERSEDE vendor_info=“VIVER=1.0 EXTERNAL_NAME=” \
          ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/FLY-THROUGH
Feature Name = FLYTHRU_608529
Feature Version = 21.0
Number of Copies = 1
Expiration Date = permanent
INCREMENT FLYTHRU_608529 ptc_d 21.0 permanent 1 \
          600020C063314AA01662 VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/FLY-THROUGH
Feature Name = FLYTHRU_710659
Feature Version = 21.0

Number of Copies = 1
Expiration Date = permanent
INCREMENT FLYTHRU_710659 ptc_d 21.0 permanent 1 \
          40D050704883FD151B46 VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/FLY-THROUGH
Feature Name = FLYTHRU_712601
Feature Version = 21.0
Number of Copies = 1
Expiration Date = permanent
INCREMENT FLYTHRU_712601 ptc_d 21.0 permanent 1 \
          C040E0B0D78E47D8D172 VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/MECHANICA License — Pro/MECHANICA 2-PACK
Feature Name = MECSTRUCENG_608532
Feature Version = 22.0
Number of Copies = 1
Expiration Date = permanent
INCREMENT MECSTRUCENG_608532 ptc_d 22.0 permanent 1 \
          70C06080502F813427DD VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/MECHANICA License — Pro/MECHANICA 2-PACK
Feature Name = MECSTRUCUI_608532
Feature Version = 22.0
Number of Copies = 1
Expiration Date = permanent
INCREMENT MECSTRUCUI_608532 ptc_d 22.0 permanent 1 \
          C0902040F5A2402598F5 VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/MECHANICA THERMAL
Feature Name = MECTHERMENG_608532
Feature Version = 22.0
Number of Copies = 1
Expiration Date = permanent
INCREMENT MECTHERMENG_608532 ptc_d 22.0 permanent 1 \
          B0B090105823C5F0882C VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112

#################### FLOATING License ####################
Serviceable = Pro/MECHANICA THERMAL
Feature Name = MECTHERMUI_608532
Feature Version = 22.0
Number of Copies = 1
Expiration Date = permanent
INCREMENT MECTHERMUI_608532 ptc_d 22.0 permanent 1 \
          A080B050437A5EF18988 VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
#################### FLOATING License ####################
Serviceable = Pro/Model.View
Feature Name = MODELVIEW_705520
Feature Version = 2.0
Number of Copies = 1
Expiration Date = permanent
INCREMENT MODELVIEW_705520 ptc_d 2.0 permanent 1 \
          F0C0209059995FC1213A VENDOR_STRING=“VSVER=2.0 LO=()” \
          SUPERSEDE ISSUER=PTC-WEB-SWR ISSUED=20-apr-2004 \
          NOTICE=“WESTAIM_CORPORATION, 2185732” SN=2A87112
END: License File for HOST ID 00-01-02-43-B9-76